Exhibit 16.1

BDO Seidman, LLP                                  150 Federal Street, Suite 900
Accountants and Consultants                       Boston, Massachusetts 2110
                                                  Telephone:  617-422-0700
                                                  Fax:  617-422-0909


March 10, 2006


Securities and Exchange Commission
100 F Street N.E.
Washington, D.C.  20549

     We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on March 8, 2006, to be filed by our former client, PHC, Inc. We agree with the statements made in response to that
     Item insofar as they relate to our Firm.

Very truly yours,


/s/ BDO Seidman, LLP

CC:    David Dangerfield, Audit Committee Chair
       Paula Wurts, Chief Financial Officer